Exhibit 5.1

10700 Sikes Pl., Suite 375
Charlotte, North Carolina 28277

Telephone (704) 814-4460

January 20, 2026

cbdMD, Inc.

2101 Westinghouse Blvd.

Suite A

Charlotte, North Carolina 28273

Dear Mr. Kennedy:

You have advised us that cbdMD, Inc., a North Carolina corporation (the "Company"), is filing with the Securities and Exchange Commission a Registration Statement on Form S-1 (the "Registration Statement") with respect to 2,000,000 shares of common stock (the "Shares"). The Shares are issuable pursuant to the Preferred Stock Purchase Agreements dated December 19, 2025 (the "Stock Purchase Agreements") under which the Company issued an aggregate of 1,000,000 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") to the Selling Shareholders (as defined below). In connection with the filing of this Registration Statement, you have requested that we furnish you with our opinion as to the legality of the Shares as shall be offered by the Selling Shareholders pursuant to the Prospectus which is part of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement and the Prospectus.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion including, without limitation: (i) the Articles of Incorporation and Bylaws of the Company, each as amended to date; (ii) the Stock Purchase Agreements between the Company and the Purchasers named therein (the "Selling Shareholders"); (iii) the Certificate of Designation of the Series C Preferred Stock filed with the Secretary of State of the State of North Carolina on December 19, 2025 (the "COD"); (iv) the resolutions adopted by the Board of Directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent) approving the filing of the COD, the Stock Purchase Agreements and authorizing the issuance and sale of the Series C Preferred Stock and the issuance of the Shares upon conversion of the Series C Preferred Stock; and (v) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion.

In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based upon and subject to the foregoing, we are of the opinion that the Shares upon conversion of the Series C Preferred Stock have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the COD, will be validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the Business Corporation Act of the State of North Carolina (including the statutory provisions and all applicable judicial decisions interpreting those laws).

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act of 1933 (the "Securities Act"), and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We hereby consent to being named in the Registration Statement, to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Yours very truly,

/s/ Gavigan Law, PLLC
GAVIGAN LAW, PLLC

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